Exhibit 10.8

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of February 22, 2010, by and among DIGITAL PRAISE, INC., a California corporation (the “Company”), and LEFT BEHIND GAMES INC., a Washington corporation (“Holder”).

RECITALS

WHEREAS, the Company desires financing to continue its operations during the period between February 22, 2010 and closing of a merger transaction pursuant to that certain Agreement and Plan of Merger entered into between the parties as of even date herewith (the “Merger Agreement”); and

WHEREAS, the Company has requested that Holder provide such financing and, Holder has agreed to provide such financing through the making of loans to the Company, on the terms and subject to the conditions set forth herein, which loans will be evidenced by secured promissory notes issued by the Company to Holder.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Authorization; Purchase and Sale of Notes; Closing.

1.1

Authorization.  The Company has authorized the sale and issuance of secured promissory notes (each, a “Note;” collectively, the “Notes”) up to a maximum principal amount of two hundred twenty-five thousand dollars ($225,000).  Each Note shall be substantially in the form attached hereto as Exhibit A.

1.2

Purchase and Sale of Notes.  Subject to and upon the terms and conditions of this Agreement, Holder will make loans to the Company (each a “Loan” and collectively, the “Loans”).  The initial Loan (the “Initial Loan”) will be in the amount of forty-five thousand dollars ($45,000), and the closing of the Initial Loan shall be on February 23, 2010 (the “Initial Closing”).  Subsequent closings of Loans (each a “Subsequent Closing”), each in the amount of forty-five thousand dollars ($45,000), shall occur on March 8, 2010, March 23, 2010, April 6, 2010, and April 23, 2010, provided, that any such Subsequent Closing shall not occur if the closing of the Merger Agreement shall have occurred prior to the scheduled date of such Subsequent Closing.  The Loans, once repaid, may not be reborrowed.  The Initial Closing and each Subsequent Closing are referred to herein as a “Closing”).

1.3

Interest.  The outstanding principal amount of the Notes shall bear interest at the rate set forth in the Notes.  Interest shall commence upon the funding of the principal amount of each Loan evidenced thereby and shall continue on the outstanding principal balance until all amounts owing under such Notes are indefeasibly paid in full.

1.4

Security Agreement.  In connection with each Note, the Company shall execute and deliver a Security Agreement to the Holder in substantially the form attached hereto as Exhibit B.

1.5

Closing.  Each Closing of the sale and purchase of the each Note shall be deemed to take place at the offices of Greenberg Traurig, LLP, 1201 K Street, Suite 1100, Sacramento, California at 1:00 p.m. Pacific time on the date specified therefor, or at such other time as the Company and Holder mutually agree.  At each Closing, the Company will deliver to Holder the Note to be purchased by Holder at such Closing, against receipt by the Company of the principal amount of such Note by check or wire transfer.

2.

Representations and Warranties of the Company.  The Company hereby represents and warrants to Holder as of the date of each Closing as follows:

2.1

Organization; Qualification; Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California.  The Company has all requisite corporate power and authority (i) to own and operate its properties and assets and to carry on its business as conducted and as presently proposed to be conducted, (ii) to execute and deliver this Agreement, (iii) to sell and issue the Notes, and (iv) to carry out and perform the provisions of this Agreement and the Notes.

2.2

Authorization.  All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the issuance, sale, delivery and performance of the Notes has been taken or will be taken prior to the Closing.  This Agreement and the Notes, when executed and delivered by the Company, will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.

Representations and Warranties of Holder. Holder hereby represents and warrants to the Company as follows:

3.1

Organization; Qualification; Power.  Holder is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington.  Holder has all requisite corporate power and authority (i) to own and operate its properties and assets and to carry on its business as conducted and as presently proposed to be conducted, (ii) to execute and deliver this Agreement, (iii) to advance the Loans and (iv) to carry out and perform the provisions of this Agreement.

3.2

Power; Authorization. All corporate action on the part of the Holder, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Holder hereunder, and the issuance, sale, delivery and performance of the Notes has been taken or will be taken prior to the Closing.  This Agreement constitutes valid and legally binding obligations of Holder, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.3

Securities Representations.

(a)

Holder is purchasing the Notes for its own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “1933 Act”).

(b)

Holder represents that prior to acquisition of the Notes, Holder acquired sufficient information about the Company to reach an informed, knowledgeable decision to acquire the Notes.  Holder has such knowledge and experience in financial and business matters as to make it capable of evaluating the risks of the prospective investment and to make an informed investment decision.  Holder is able to bear the economic risk of its investment in the Notes.

(c)

Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the 1933 Act.

(d)

Holder has (i) a preexisting personal or business relationship with the Company or one or more of its directors, officers or control persons, or (ii) by reason of Holder’s business or financial experience, is capable of evaluating the risks and merits of this investment and of protecting Holder’s own interests in connection with Holder’s investment.

(e)

The offer and sale of the Notes to Holder has not been accomplished by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio and any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

4.

Covenants.

4.1

Compliance; Corporate Existence.  The Company shall comply with all applicable governmental laws, rules and regulations and, except as contemplated by the Merger Agreement, preserve and maintain its corporate existence in the State of California and all of its assets, properties, licenses, privileges and franchises and other rights necessary or desirable in the normal course of its businesses, except to the extent that the failure to preserve and maintain its corporate existence and such rights could not reasonably be expected to have a material adverse effect on the financial condition, properties, business or prospects of the Company.

5.

Conditions to Closing.

5.1

Conditions to Closing of Holder.  The obligations of Holder under this Agreement at each Closing are subject to the fulfillment on or before such Closing of each of the following conditions, the waiver of which shall not be effective against Holder unless in a writing signed by the Holder:

(a)

Representations and Warranties; Covenants.  The representations and warranties made by the Company in Section 2 shall be true and correct as of the Closing, with the same effect as if made on and as of the Closing.  All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with in all material respects.

(b)

Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Holder, and Holder shall have received all such counterpart, original and certified or other copies of such documents as it may reasonably request.

(c)

Merger Agreement.  Holder and the Company shall have entered into the Merger Agreement as of even date hereof and such Agreement shall be in full force and effect.  The Company shall not be in breach of any of its obligations under the Merger Agreement.

(d)

Absence of Breach.  The Company shall not be in breach of any of its obligations under this Agreement or any Note outstanding as of the date of the Closing.

(e)

Issuance of Note.  At the Closing, the Company shall have executed and delivered to Holder the Note in the principal amount of the Loan to be issued at such Closing.  The sale and issuance by the Company, and the purchase by Holder, of the Note issued in such Closing shall be legally permitted by all laws and regulations to which the Company or Holder are subject.

5.2

Conditions to Closing of the Company.  The obligations of the Company to Holder under this Agreement at each Closing are subject to fulfillment on or before such Closing of each of the following conditions by Holder, the waiver of which shall not be effective against the Company unless in a writing signed by the Holder:

(a)

Representations and Warranties; Covenants. The representations and warranties made by Holder in Section 3 shall be true and correct as of the Closing, with the same effect as if made on and as of the Closing.  All covenants, agreements and conditions contained in this Agreement to be performed by Holder on or prior to the Closing shall have been performed or complied with in all material respects.

(b)

Note.  Holder shall have delivered to the Company payment of the principal amount of the Note being issued at such Closing against delivery of such Note.

6.

Miscellaneous.

6.1

Transfer and Assignment.  The rights and obligations of Holder and Company hereunder and pursuant to any Note may not be transferred or assigned by Company or Holder without the prior written consent of the other.  Except as otherwise provided in this Agreement or the Note, the provisions of this Agreement and the Note shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

6.2

Governing Law.  THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA AS APPLIED TO AGREEMENTS ENTERED INTO AMONG CALIFORNIA RESIDENTS TO BE PERFORMED ENTIRELY WITHIN CALIFORNIA, WITHOUT REGARD TO CONFLICT OF LAWS RULES.

6.3

Entire Agreement.  This Agreement, including the exhibits attached hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

6.4

Amendments; Waivers.  Only with the written consent of the Company and Holder, the rights and obligations of the Company and Holder may be waived, amended or modified (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely).  Any amendment or waiver not effected in accordance with this Section 6.4 shall be null and void.

6.5

Notices, etc.  All notices and other communications required or permitted under this Agreement or the Notes shall be in writing and shall be delivered personally by hand or by courier, mailed by United States first-class mail, postage prepaid, sent by facsimile or sent by electronic mail directed (a) if to Holder, at Holder’s address or facsimile number set forth on the signature page, or at such other address or facsimile number as Holder may designate in writing to the Company or (b) if to the Company, at its principal place of business or facsimile number, attention: President, or at such other address or facsimile number as the Company may designate in writing to Holder.  All such notices and other communications shall be deemed given upon personal delivery, on the date of mailing, upon confirmation of facsimile transfer or upon confirmation of electronic mail delivery.

6.6

Attorneys’ Fees.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Notes, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.7

Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

6.8

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable, and all of which together shall constitute one instrument.

6.9

Telecopy Execution and Delivery.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

6.10

California Commissioner of Corporations.

.  THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

[Remainder of Page Intentionally Left Blank - Signature Page Follows].

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first above written.

COMPANY:

DIGITAL PRAISE, INC.,

a California corporation

By: /s/ Thomas M. Bean

Name:  Thomas M. Bean

Title:  President and Chief Executive Officer

Address

8371 Central Avenue, Unit C

Newark, CA 94560

HOLDER:

LEFT BEHIND GAMES INC.,

a Washington corporation

By: /s/ Troy A. Lyndon

Name:  Troy A. Lyndon

Title:  Chief Executive Officer

Address:  25060 Hancock Avenue

Suite 103, Box 110

Exhibit A

Form of Demand Promissory Note

Exhibit B

Security Agreement